Exhibit 99.2

Wells Real Estate Fund VII, L.P. Fact Sheet	VII

DATA AS DECEMBER 31, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 12/31/2005	PERCENT OWNED	ACQUISITION DATE	ACQUISITION PRICE*	DISPOSITION DATE	DISPOSITION PRICE	ALLOCATED NET SALE PROCEEDS
880 Holcomb Bridge Road	SOLD	50%	1/31/90	$6,689,802	7/1/04	$7,109,800	$3,473,625
BellSouth	100%	33%	4/25/95	$9,000,000	N/A	N/A	N/A
CH2M Hill	SOLD	37%	1/1/96	$5,114,233	12/7/05	$8,200,000	$2,907,154
Cherokee Commons	SOLD	11%	6/9/87	$8,907,596	10/1/01	$8,660,000	$886,212
Hannover Center	SOLD	37%	4/1/96	$1,602,312	4/29/04	$1,725,427	$624,067
Marathon	SOLD	42%	9/16/94	$8,279,421	12/29/04	$10,250,000	$4,140,689
Stockbridge Village I Expansion	SOLD	55%	6/7/95	$2,933,246	4/29/04	$4,161,325	$2,267,781
Stockbridge Village III	SOLD	55%	4/7/94	$2,926,832	4/29/04	$2,943,376	$1,606,248
Tanglewood Commons	SOLD**	33%	5/31/95	$8,700,001	10/7/02 & 4/21/05***	$12,110,620***	$3,944,899***
WEIGHTED AVERAGE	100%

*	The Acquisition Price does not include the upfront sales charge.
**	Fund retains an ownership interest in two land outparcels.
***	This asset was sold in two transactions. The Disposition Price and Allocated Net Sale Proceeds reflect the combination of the two sales.

FUND FEATURES

OFFERING DATES	April 1994 – January 1995

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	69% to 31%

AMOUNT RAISED	$24,180,174

Please note that the figures and dates in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund VII is in the disposition-and-liquidation phase of its life cycle. We have now sold eight assets with the closing of CH2M Hill in the fourth quarter, and BellSouth is currently being marketed for sale. Our focus on the remaining asset involves marketing efforts that we believe will result in a better sale price for our investors.

The sale of the CH2M Hill building was a great conclusion for 2005. The sale price of $8,200,000 was well above the original purchase price for this asset. In May 2005 we completed the distribution of net sale proceeds to the limited partners totaling $7,250,000. We also completed a second sale proceeds distribution in November 2005 totaling $4,200,000 from the sales of the Marathon and Tanglewood Commons properties. We have announced the next net sale proceeds distribution, scheduled for the second quarter 2006, totaling approximately $2,400,000 from the sales of Tanglewood Commons and CH2M Hill. Lastly, at the BellSouth building, we executed a three-year lease extension of the BellSouth lease, and a ten-year extension of the American Express lease. With these leases completed, we have retained a broker to market the BellSouth asset for sale.

With only one property remaining in the Fund, the General Partners are currently reserving operating cash and the remaining net sale proceeds from the sale of CH2M Hill. We anticipate that operating distributions will be reserved in the near term, since there is only one asset remaining in the Fund, and it is being marketed for sale.

Note that the Cumulative Performance Summary on the back page provides a high-level overview of the Fund’s overall performance to date.

Continued on reverse

Wells Real Estate Fund VII, L.P. Fact Sheet	VII

DATA AS OF DECEMBER 31, 2005

Property Summary

•	The 880 Holcomb Bridge Road property was sold on July 1, 2004, and $3,473,625 in net sale proceeds was allocated to Fund VII. These proceeds were distributed to the limited partners in May 2005.

•	The BellSouth building in Jacksonville, Florida, is currently 100% leased. We have completed a three-year lease extension with BellSouth through April 2009, and as part of this transaction, BellSouth will reduce its square footage by approximately 12,000 square feet in 2006. We also have completed a ten-year extension with American Express to 2016, which includes an expansion into the additional space that BellSouth is vacating. With the completion of these leases, we have retained a broker to market this asset for sale.

•	The CH2M Hill property was sold in December 2005, and net sale proceeds of $2,907,154 were allocated to the Fund. Approximately $2,149,229 of these proceeds is scheduled to be distributed to the limited partners in the second quarter 2006. The remaining proceeds are being reserved since there is only one asset remaining in the Fund.

•	The Cherokee Commons property was sold in 2001, and $886,212 of the net sale proceeds was allocated to the Fund. The General Partners have used $151,212 to fund the Partnership’s pro-rata share of operating expenses and re-leasing costs at the Marathon property. The remaining net sale proceeds of $735,001 were distributed to the limited partners in January 2004.

•	The Marathon property was sold in December 2004, following the restabilization of the asset with two long-term leases. Of the net sale proceeds, $4,140,689 was allocated to the Fund, and $3,442,287 was distributed to the limited partners in May 2005. The remaining proceeds were included in the November 2005 distribution.

•	The Stockbridge Village III, Stockbridge Village I Expansion, and Hannover Center properties were sold on April 29, 2004, and net sale proceeds of $1,606,248, $2,267,781, and $624,067, respectively, have been allocated to the Fund from these sales. Of these proceeds, $4,164,009 was distributed to the limited partners in November 2004, and the remaining proceeds of $334,087 were distributed in May 2005.

•	The Tanglewood Commons shopping center was sold on April 21, 2005, and the Fund had previously sold a land outparcel in 2002. The total net sale proceeds allocated to Fund VII were $3,944,899. We have used $126,160 of these proceeds to fund the Partnership’s pro-rata share of operating expenses and re-leasing costs at the Marathon property. A total of $48,989 of these proceeds was distributed to the limited partners in November 2004. The November 2005 distribution included $3,501,597 of the proceeds. The remaining $268,153 is included in the distribution planned for the second quarter 2006. The Fund retains an ownership interest in two remaining outparcels, which are being marketed for sale now that the shopping center has been sold.

CUMULATIVE PERFORMANCE SUMMARY(1)

	Par Value	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses(2)	Cumulative Net Sale Proceeds Distributed	Estimated Unit Value as of 12/31/05(3)
PER “A” UNIT	$10	$7.21	N/A	$5.48	$3.20
PER “B” UNIT	$10	$0.00	$2.03	$12.77	$3.20

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.
(2)	This estimated per-unit amount is calculated as the sum of the annual per-unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in the 1/31/2006 Form 8-K for this partnership.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	Reserved	Reserved	Reserved	Reserved	0.00%
2004	3.00%	3.00%	3.00%	Reserved	2.25%
2003	7.00%	7.00%	7.00%	7.00%	7.00%
2002	8.25%	8.25%	8.25%	7.50%	8.06%
2001	9.00%	8.75%	9.00%	9.00%	8.94%
2000	9.25%	9.50%	9.25%	8.87%	9.22%
1999	8.25%	8.22%	8.77%	9.00%	8.56%
1998	8.26%	8.36%	8.17%	7.90%	8.17%
1997	7.51%	7.81%	8.02%	8.20%	7.89%
1996	4.28%	4.36%	4.96%	6.51%	5.03%
1995	6.14%	5.69%	5.38%	4.49%	5.43%
1994	N/A	0.00%	2.23%	4.25%	2.79%

TAX PASSIVE LOSSES — CLASS “B” PARTNERS

2005	2004	2003	2002	2001	2000
N/A	-79.70%*	10.90%	12.71%	14.79%	17.63%

*	Negative percentage due to income allocation.

For a more detailed quarterly financial report, please refer to

Fund VII’s most recent 10-Q filing, which can be found

on the Wells Web site at www.wellsref.com.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010